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As filed with the Securities and Exchange Commission on September 10, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

METRO ONE TELECOMMUNICATIONS, INC.
(Exact name of registrant as specified in charter)

OREGON	93-0995165
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11200 MURRAY SCHOLLS PLACE
BEAVERTON, OREGON 97007
(503) 643-9500
(Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

METRO ONE TELECOMMUNICATIONS, INC.
1994 STOCK INCENTIVE PLAN
(Full Title of the Plan)

TIMOTHY A. TIMMINS
PRESIDENT AND CHIEF EXECUTIVE OFFICER
METRO ONE TELECOMMUNICATIONS, INC.
11200 MURRAY SCHOLLS PLACE
BEAVERTON, OREGON 97007
(503) 643-9500
(Name, address, including zip code and telephone number, including area code, of agent for service)

with copies to:

CHRISTINA L. MUNN, ESQ.
HELLER EHRMAN WHITE & McAULIFFE LLP
601 SOUTH FIGUEROA STREET, 40TH FLOOR,
LOS ANGELES, CALIFORNIA 90017-5758
(213) 689-0200

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee

Common Stock, no par value	1,200,000 shares	$12.58	$15,096,000.00	$1,388.84

(1)
The provisions of Rule 416 under the Securities Act of 1933 shall apply to this Registration Statement and the number of shares registered on this Registration Statement automatically shall increase or decrease as a result of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The average of the high and low per share sales prices reported for the Common Stock on September 9, 2002, as reported in the consolidated reporting system, was $12.58.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        This registration statement is filed in accordance with the provisions of General Instruction E to Form S-8 for the purpose of registering additional shares of common stock for offer and sale under the Metro One Telecommunications, Inc. 1994 Stock Incentive Plan, for which registration statements on Form S-8 (File Nos. 333-20387, 333-45643, 333-86719 and 333-82592) are already effective. Except to the extent that exhibits are filed herewith, the contents of Metro One Telecommunications, Inc.'s registration statements on Form S-8 (File Nos. 333-20387, 333-45643, 333-86719 and 333-82592) are hereby incorporated by reference.

ITEM 3. EXHIBITS

Number	Description
5.1	Opinion of Heller Ehrman White & McAuliffe LLP as to the legality of the securities being registered
23.1	Consent of Heller Ehrman White & McAuliffe LLP (included in legal opinion filed as Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP
24.1	Powers of Attorney (included in signature page in Part II of the Registration Statement)
99.1	Amendment to Metro One Telecommunications, Inc. 1994 Stock Incentive Plan

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beaverton, State of Oregon, on the 9th day of September, 2002.

METRO ONE TELECOMMUNICATIONS, INC.

By:	/s/ TIMOTHY A. TIMMINS Timothy A. Timmins President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy A. Timmins and Dale N. Wahl, and each of them singly, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the registration statement filed herewith and any or all amendments to said registration statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TIMOTHY A. TIMMINS Timothy A. Timmins	President, Chief Executive Officer and Director (Principal Executive Officer)	September 9, 2002
/s/ DALE N. WAHL Dale N. Wahl	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	September 9, 2002
/s/ DUANE C. FROMHART Duane C. Fromhart	Vice President-Finance (Principal Accounting Officer)	September 9, 2002
/s/ WILLIAM D. RUTHERFORD William D. Rutherford	Director	September 9, 2002
/s/ A. JEAN DE GRANDPRÉ A. Jean de Grandpré	Director	September 9, 2002
Henri Harmia	Director	September , 2002
Aimo Olkkonen	Director	September , 2002
/s/ JAMES M. USDAN James M. Usdan	Director	September 9, 2002
/s/ DAVID A. WILLIAMS David A. Williams	Director	September 9, 2002

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INDEX TO EXHIBITS

Exhibit Number	Exhibit
5.1	Opinion of Heller Ehrman White & McAuliffe LLP as to the legality of the securities being registered
23.1	Consent of Heller Ehrman White & McAuliffe LLP (included in legal opinion filed as Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP
24.1	Powers of Attorney (included in signature page in Part II of the Registration Statement)
99.1	Amendment to Metro One Telecommunications, Inc. 1994 Stock Incentive Plan

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  ITEM 3. EXHIBITS
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS